EXHIBIT 2
                                                                     Page 1 of 2

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND
                                  INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                          NONPARTICIPANT-
                                                                  PARTICIPANT-DIRECTED                       DIRECTED
                                    ---------------------------------------------------------------------  ------------
                                         POGO       MONEY   CORPORATE                INDEX                     POGO
                                    COMMON STOCK   MARKET     BOND     WELLINGTON     500       PRIMECAP      COMMON
                                         FUND       FUND      FUND        FUND        FUND        FUND      STOCK FUND     TOTAL
                                    -----------  --------- ---------  -----------  ---------  -----------  ------------ -----------
INTEREST/DIVIDEND INCOME .........  $     8,441  $  45,349 $  37,298  $    99,000  $  15,272  $    81,271  $     27,834 $   314,465

NET APPRECIATION (DEPRECIATION) IN
  MARKET VALUE OF INVESTMENTS ....   (1,220,727)      --      25,389      112,030    155,458      492,180    (4,197,240) (4,632,910)

CONTRIBUTIONS ....................      222,754     37,139    34,917      121,664    127,490      199,652       594,324   1,337,940

WITHDRAWALS AND TERMINATIONS .....     (268,499)    (1,090)   (5,087)     (10,084)    (8,429)     (14,124)     (461,652)   (768,965)

INTERFUND TRANSFERS ..............       34,785     44,930   (63,328)      41,977    (16,342)     (42,022)         --          --
                                    -----------  --------- ---------  -----------  ---------  -----------  ------------ -----------

INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR PLAN
  BENEFITS .......................   (1,223,246)   126,328    29,189      364,587    273,449      716,957    (4,036,734) (3,749,470)

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, beginning of year ....    3,175,382    749,470   503,361      822,594    492,873    1,535,338    10,826,375  18,105,393
                                    -----------  --------- ---------  -----------  ---------  -----------  ------------ -----------

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, end of year ..........  $ 1,952,136  $ 875,798 $ 532,550  $ 1,187,181  $ 766,322  $ 2,252,295  $  6,789,641 $14,355,923
                                    ===========  ========= =========  ===========  =========  ===========  ============ ===========

   This exhibit is an integral part of the accompanying financial statements.

                                                                       EXHIBIT 2
                                                                     Page 2 of 2

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND
                                  INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                          NONPARTICIPANT-
                                                                  PARTICIPANT-DIRECTED                       DIRECTED
                                    ---------------------------------------------------------------------  ------------
                                         POGO       MONEY     CORPORATE              INDEX                     POGO
                                    COMMON STOCK   MARKET       BOND     WELLINGTON   500       PRIMECAP      COMMON
                                         FUND       FUND        FUND        FUND      FUND        FUND      STOCK FUND     TOTAL
                                    -----------  ---------   ---------  ---------- ---------  -----------  ------------  -----------
INTEREST/DIVIDEND INCOME ........  $     8,073   $  38,117   $  42,104  $  63,700  $  10,522  $    44,610  $     27,268  $  234,394

NET APPRECIATION (DEPRECIATION)
  IN MARKET VALUE OF INVESTMENTS     1,293,416        --       (36,040)    50,526     78,923      175,632     4,352,801   5,915,258

CONTRIBUTIONS ...................      174,125      31,561      36,841    109,929     84,688      171,381       470,992   1,079,517

WITHDRAWALS AND TERMINATIONS ....     (103,016)    (35,467)    (20,880)   (28,565)   (22,194)     (60,131)     (478,708)   (748,961)

INTERFUND TRANSFERS .............     (133,042)     47,435     (22,105)   (34,765)   (29,964)     172,441          --          --
                                   -----------   ---------   ---------  ---------  ---------  -----------  ------------ -----------

INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR PLAN BENEFITS ...    1,239,556      81,646         (80)   160,825    121,975      503,933     4,372,353   6,480,208

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, beginning of year ...    1,935,826     667,824     503,441    661,769    370,898    1,031,405     6,454,022  11,625,185
                                   -----------   ---------   ---------  ---------  ---------  -----------  ------------ -----------

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, end of year .........  $ 3,175,382   $ 749,470   $ 503,361  $ 822,594  $ 492,873  $ 1,535,338  $ 10,826,375 $18,105,393
                                   ===========   =========   =========  =========  =========  ===========  ============ ===========

   This exhibit is an integral part of the accompanying financial statements.

                                                                      SCHEDULE I

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

          ITEM 27(A) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1997


                            DESCRIPTION OF       NUMBER OF              CURRENT
  IDENTITY OF ISSUE          INVESTMENT         SHARES/UNITS    COST     VALUE
  -----------------          ----------         ------------    ----     -----

Pogo Producing
  Company*             Common stock             295,077   $6,061,515  $8,704,772
                       Prime Portfolio Money

Vanguard*                Market Fund            870,442      870,442     870,442
                       Investment Grade
                         Corporate Portfolio

Vanguard*                Bond Fund               56,992      512,120     527,742
Vanguard*              Wellington Fund           40,068      939,542   1,180,000
                       Index Trust - 500

Vanguard*              Portfolio                  8,425      486,907     758,867
Vanguard*              PrimeCap Fund             56,615    1,413,823   2,240,276
                                                           ---------   ---------
                                                         $10,284,349 $14,282,099
                                                         =========== ===========

*Indicated party in interest.

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

                ITEM 27(D) - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

 IDENTITY OF PARTY                                                                                   CURRENT VALUE      NET
 ------------------                                                     PURCHASE   SELLING  COST OF   OF ASSET ON       GAIN
      INVOLVED            DESCRIPTION OF ASSET          TRANSACTION       PRICE     PRICE    ASSET   TRANSACTION DATE  (LOSS)
      --------            --------------------          -----------     ---------  -------  -------  ----------------  --------

Vanguard         Prime Portfolio Money Market Fund      76 purchase    $1,050,923  $  -     $  -        $1,050,923       $-
                                                        transactions
Vanguard         Prime Portfolio Money Market Fund      24 sale             -      925,992  925,992        925,992        -
                                                        transactions

   NOTE: This schedule is a listing of a series of purchase and sale transactions in the same security which exceeded 5 percent of the Plan assets as of January 1, 1997.

      (b)   Exhibits --

            1.   Consent of Arthur Andersen LLP, Independent Public Accountants

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TAX-ADVANTAGED SAVINGS PLAN OF
                                          POGO PRODUCING COMPANY

                                          /s/   JOHN O. McCOY, JR.
                                          --------------------------------------

                                          By: John O. McCoy, Jr.
                                              Member of the Administrative Board

Date:  June 26, 1998

                                  EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------

 23.1         -- Consent of Arthur Andersen LLP